UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 12, 2018
Date of Report (Date of earliest event reported)

KONA GRILL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34082	20-0216690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15059 N. Scottsdale Road, Suite 300 Scottsdale, Arizona 85254
(Address of principal executive offices) (Zip Code)

(480) 922-8100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As described below, Kona Grill, Inc., a Delaware corporation (the “Company”), has been communicating with The Nasdaq Stock Market LLC (“Nasdaq”) regarding an instance of non-compliance with certain corporate governance requirements of the Nasdaq Listing Rules. However, Nasdaq confirmed that the Company has regained compliance with the rules, and the matter is now closed.

In July 2017, it was brought to the Company’s attention that it may have failed to obtain valid shareholder approval at its April 30, 2015 annual meeting for a proposal to amend the Company’s 2012 Stock Award Plan (the “Plan”) to increase the Plan’s share reserve. The Company investigated and determined that the Plan amendment was not properly approved in accordance with the Company’s bylaws in effect at that time, because the number of affirmative “yes” votes did not exceed the majority of the Company’s outstanding shares.

The Company granted stock options in 2016 and 2017 net of forfeitures, of 401,106 options under the Plan that were inadvertently issued in excess of the number of shares authorized under the Plan, because of the shareholder approval issue that was subsequently discovered.

On February 15, 2018, the Company voluntarily reported to Nasdaq that these option grants were potentially made in violation of Nasdaq’s shareholder approval rules under Listing Rule 5635(c) (the “Rule”). The Company confirmed to the Nasdaq staff that the Company entered into option amendment agreements (the “Amendments”) with the holders of the 401,106 options. Pursuant to the Amendments, the holders of these options have agreed not to exercise the options until the requisite shareholder approval is obtained to increase the number of authorized shares under the Plan. At the annual meeting to be held on May 8, 2018, the shareholders will vote on a proposal to approve such an amendment, upon which approval the restriction on exercise of the options would be removed.

On April 12, 2018, the Company received a letter from Nasdaq regarding this matter. The letter stated that, although the Company violated the Rule as a result of the excess option grants, the Company has regained compliance with the Rule due to having procured the Amendments from such option holders. The letter confirmed that, subject to certain disclosure requirements, the matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2018	KONA GRILL, INC.

	By:	/s/ Christi Hing
Christi Hing
Chief Financial Officer